                            REPORT OF SHACHAK & CO.

TO THE SHAREHOLDERS OF NICECOM LTD. (IN LIQUIDATION):

    We have examined the Balance Sheet of NICECOM LTD. (IN LIQUIDATION) as of December 31, 1993 and the statements of Income and Cash Flows for the year then ended. Our examination was conducted in accordance with generally accepted auditing standards, including those prescribed under the Auditor's Regulations (Auditor's Mode of Performance), 1973, which does not differ significantly from United States generally accepted auditing standards, and accordingly we have applied such auditing procedures as we considered necessary under the circumstances.

    The financial statements referred to above, were prepared on the basis of historical cost, adjusted to reflect the changes in the general purchasing power of the Israeli currency, in accordance with the Opinions of the Institute of Certified Public Accountants in Israel. Condensed nominal financial statements, which served as the basis for the adjusted financial statements, are presented in Note 17.

    Information regarding events that occurred subsequent to December 31, 1993 has not been included in these financial statements.

    In our opinion, except for the omission of the aforementioned information, the financial statements referred to above, present fairly, in conformity with generally accepted accounting principles in Israel, which do not differ in any material respects pertaining to these financial statements, from generally accepted accounting principles in the United States, except for the effects of inflation which have not been eliminated, the financial position of the Company at December 31, 1993, and the results of its operations and cash flows for the year then ended (see Note 2(A)(4) of Notes to the Financial Statements).

    Pursuant to Section 211 of the Companies Ordinance, we state that we have obtained all the information and explanations we have required, and that our opinion on the above Financial Statements is given according to the best of our information and the explanations received by us and as shown by the books of the Company.

    Without qualifying our opinion on the above mentioned financial Statements, we would like to draw your attention to Note 1 (D) to the financial statements, regarding the Company's liquidation commenced in October, 1994.

    This opinion is expressed in reliance on our previous opinion, dated April 28, 1994.

Shachak & Co.
Certified Public Accountants (Israel)

Tel Aviv, May 2, 1995

                         NICECOM LTD. (IN LIQUIDATION)

                     BALANCE SHEET AS OF DECEMBER 31, 1993

                 IN DECEMBER 1993 ADJUSTED NEW ISRAELI SHEKELS

                                                                                                  NOTE          NIS
                                                                                                  -----     ------------
Current assets
  Cash and cash equivalents..................................................................           3        423,518
  Due from related parties...................................................................           4         15,198
  Accounts receivable and income receivable..................................................           5        731,855
  Other receivables and current assets.......................................................           6        834,224
  Inventories................................................................................                    149,269
                                                                                                            ------------
                                                                                                               2,154,064
                                                                                                            ------------
Fixed assets.................................................................................           7      1,092,290
                                                                                                            ------------
                                                                                                               3,246,354
                                                                                                            ------------
                                                                                                            ------------
Current liabilities
  Bank overdraft.............................................................................                      1,878
  Accounts payable...........................................................................           8        201,336
  Due to related parties.....................................................................           4         74,066
  Other payables and current liabilities.....................................................           9        683,718
                                                                                                            ------------
                                                                                                                 960,998
                                                                                                            ------------
Loan from a company that is an interested party..............................................          10      4,725,943
Liability for the termination of the employee-employer relationship..........................          11         54,597
                                                                                                            ------------
Commitments and contingent liabilities.......................................................          13
Capital deficit
  Share capital..............................................................................          12         11,125
  Accumulated loss...........................................................................                 (2,506,309)
                                                                                                            ------------
                                                                                                              (2,495,184)
                                                                                                            ------------
                                                                                                               3,246,354
                                                                                                            ------------
                                                                                                            ------------

David Ben-Ze'ev,
ATTORNEY LIQUIDATOR

May 2, 1995

    The accompanying notes are an integral part of the financial statements.

                         NICECOM LTD. (IN LIQUIDATION)
                                INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                 IN DECEMBER 1993 ADJUSTED NEW ISRAELI SHEKELS

                                                                                                   NOTE          NIS
                                                                                                   -----     -----------
Revenues from production......................................................................                 1,346,111
Cost of production............................................................................          14       681,238
                                                                                                             -----------
  Gross profit................................................................................                   664,873
                                                                                                             -----------
Expenses
  Research and development costs..............................................................          15     1,856,041
  Marketing expenses..........................................................................                   510,655
  Administrative expenses.....................................................................          16       845,728
                                                                                                             -----------
                                                                                                               3,212,424
                                                                                                             -----------
Loss from operations..........................................................................                 2,547,551
Financial income, net.........................................................................                   (41,242)
                                                                                                             -----------
Net loss......................................................................................                 2,506,309
                                                                                                             -----------
                                                                                                             -----------

    The accompanying notes are an integral part of the financial statements.

                         NICECOM LTD. (IN LIQUIDATION)
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                 IN DECEMBER 1993 ADJUSTED NEW ISRAELI SHEKELS

                                                                                                          NIS
                                                                                                      ------------
Cash flows from current operations:
  Net loss..........................................................................................    (2,506,309)
  Adjustments required to present cash flows from current operations................................      (655,521)
                                                                                                      ------------
    Net cash flows used in current operations.......................................................    (3,161,830)
                                                                                                      ------------
Cash flows from investment activities:
  Acquisitions of fixed assets......................................................................    (1,153,598)
  Loan received from a company that is an interested party..........................................     4,725,943
                                                                                                      ------------
    Net cash flows provided by investment activities................................................     3,572,345
                                                                                                      ------------
Cash flows from financing activities:
  Issuance of capital...............................................................................        11,125
  Credit received from bank corporations............................................................         1,878
                                                                                                      ------------
    Net cash flows provided by financing activities.................................................        13,003
                                                                                                      ------------
  Increase in cash and cash equivalents.............................................................       423,518
Balance of cash and cash equivalents -- beginning of the year.......................................       --
                                                                                                      ------------
Balance of cash and cash equivalents -- end of the year.............................................       423,518
                                                                                                      ------------
                                                                                                      ------------

    The accompanying notes are an integral part of the financial statements.

                         NICECOM LTD. (IN LIQUIDATION)
                            STATEMENT OF CASH FLOWS
                   ADJUSTMENTS REQUIRED TO PRESENT CASH FLOWS
                            FROM CURRENT OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                 IN DECEMBER 1993 ADJUSTED NEW ISRAELI SHEKELS

                                                                                                           NIS
                                                                                                        ----------
Income and expenses not involving cash flows:
Depreciation and amortization.........................................................................      61,308
Increase in the liability for the termination of the employee-employer relationship...................      54,597

Changes in assets and liabilities:
Increase in accounts receivable and income receivable.................................................    (731,855)
Increase in inventories...............................................................................    (149,269)
Increase in other receivables and current assets......................................................    (834,224)
Increase in accounts payable..........................................................................     201,336
Increase in other payables and current liabilities....................................................     683,718
Increase in related parties...........................................................................      58,868
                                                                                                        ----------
                                                                                                          (655,521)
                                                                                                        ----------
                                                                                                        ----------

                         NICECOM LTD. (IN LIQUIDATION)
                       NOTES TO THE FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1993

NOTE 1 -- GENERAL

    A. The Company was incorporated and approved under the Companies Ordinance on December 28, 1992, and commenced operations in January 1993.

    B. These financial statements are the initial audited financial statements prepared by the Company.

    C. The Company develops, manufactures, and sells computer communication products.

    D. In October 1994, a resolution was adopted at an extraordinary meeting of the shareholders of NICECOM LTD. to liquidate the Company.

NOTE 2 -- ACCOUNTING POLICY

    A.  MEASUREMENT BASE

    1. The financial statements present the financial position as of balance sheet date, and the results of the Company's operations measured in New Israeli Shekels of the last month of the reported year (according to the Consumer Price Index for December 31, 1993, which represents the average price level for that month, as published in the following month). This method of presentation conforms with the opinions of the Institute of Certified Public Accountants in Israel, and is not meant to reflect the assets, liabilities, capital or the changes therein, including the results of operations, on a current basis or any other economic basis. The reported data were prepared in accordance with generally accepted accounting principles, whereby the the cost of non-monetary assets were adjusted on the basis of the changes in the Consumer Price Index from the date of acquisition or payment. Capital resources were adjusted correspondingly, from the date received until the balance sheet month.

        Income Statement items were adjusted according to the changes in the Consumer Price Index as follows:

           - Revenues and expenses, other than financial income and expenses, were adjusted according to the changes in the Index from the date the transaction was effected until December 1993.

           - Financial income and expenses include the net erosion in the value of monetary items.

    2. The Company maintains its accounts on a current basis in nominal New Israeli Shekels. The nominal data were adjusted to NIS of a fixed purchasing power, as aforesaid. Condensed nominal financial statements, which served as the basis for preparation of the Company's adjusted financial statements are presented in Note 17.

    3. The balances in these financial statements have all been adjusted for the changes in the general purchasing power of the Israeli currency, unless stated otherwise.

    4. The financial statements have been prepared in conformity with generally accepted accounting principles in Israel, which do not differ in any material respects pertaining to these financial statements, from generally accepted accounting principles in the United States, except for the effects of inflation which have not been eliminated.

    B.  FIXED ASSETS

    1.  Fixed assets are presented at cost.

                         NICECOM LTD. (IN LIQUIDATION)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -- ACCOUNTING POLICY (CONTINUED)
    2. Depreciation is computed by the straight-line method, at rates considered sufficient to depreciate the assets over their estimated useful lives.

    C.  FOREIGN CURRENCY BALANCES

    Foreign currency balances are presented on the basis of the representative exchange rate prevailing on balance sheet date - NIS 2.986 to the U.S. dollar.

NOTE 3 -- CASH AND CASH EQUIVALENTS
    Cash and cash equivalents include cash denominated in foreign currency of NIS 1,345 and marketable certificates of deposit totalling NIS 422,173.

NOTE 4 -- RELATED PARTIES
    Balances with related parties bore interest at the level of the increase in the Consumer Price Index.

NOTE 5 -- ACCOUNTS RECEIVABLE AND INCOME RECEIVABLE

                                                                                        NIS
                                                                                     ---------
Composition as of December 31, 1993:
  Open accounts....................................................................    603,876
  Income receivable................................................................    127,979
                                                                                     ---------
                                                                                       731,855
                                                                                     ---------
                                                                                     ---------

NOTE 6 -- OTHER RECEIVABLES AND CURRENT ASSETS

                                                                                        NIS
                                                                                     ---------
Composition as of December 31, 1993:
  Receivable for participation in development expenses.............................    516,230
  Companies tax....................................................................     29,250
  Institutions.....................................................................    288,744
                                                                                     ---------
                                                                                       834,224
                                                                                     ---------
                                                                                     ---------

NOTE 7 -- FIXED ASSETS

A.  Composition as of December 31, 1993:

    A.  Composition

                                                                OFFICE
                                                               FURNITURE
                                                                  AND                     LEASEHOLD
                                                   VEHICLES    EQUIPMENT    COMPUTERS   IMPROVEMENTS
                                                      NIS         NIS          NIS           NIS        TOTAL NIS
                                                   ---------  -----------  -----------  -------------  -----------
Cost Acquisitions for year.......................    579,537      43,614      288,063        242,384     1,153,598
                                                   ---------  -----------  -----------  -------------  -----------
Less - Accumulated depreciation for year.........     46,766       1,480       13,062        --             61,308
                                                   ---------  -----------  -----------  -------------  -----------
Depreciated cost.................................    532,771      42,134      275,001        242,384     1,092,290
                                                   ---------  -----------  -----------  -------------  -----------
                                                   ---------  -----------  -----------  -------------  -----------

                         NICECOM LTD. (IN LIQUIDATION)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 -- FIXED ASSETS (CONTINUED)
    B.  Annual depreciation rates:

Vehicles                                           %
Office furniture and equipment                    15
Computers                                       6 - 10
Leasehold improvements                            20
                                     Over the period of the lease

NOTE 8 -- ACCOUNTS PAYABLE

                                                                              NIS
                                                                           ---------
Composition as of December 31, 1993:
  Open accounts..........................................................    191,274
  Notes payable..........................................................     10,062
                                                                           ---------
                                                                             201,336
                                                                           ---------

NOTE 9 -- OTHER PAYABLES AND CURRENT LIABILITIES

                                                                              NIS
                                                                           ---------
Composition as of December 31, 1993:
  Employees and institutions for salaries and related expenses...........    529,010
  Institutions...........................................................        683
  Expenses payable.......................................................     27,750
  Miscellaneous..........................................................    126,275
                                                                           ---------
                                                                             683,718
                                                                           ---------
                                                                           ---------

NOTE 10 -- LOAN FROM A COMPANY THAT IS AN INTERESTED PARTY
    The loan is linked to the Consumer Price Index and does not bear interest. No repayment date has been set. Subsequent to the date of the financial statements, a portion of the loan equivalent to U.S. $600,000 was converted to share capital (also see Note 12).

NOTE 11 -- LIABILITY FOR THE TERMINATION OF THE EMPLOYEE-EMPLOYER RELATIONSHIP The Company's liability for the payment of severance pay to its employees is computed on the basis of their last salary and their period of employment. The liability is covered primarily by payments to insurance companies. The balance of the liability is expressed by this provision.

NOTE 12 -- SHARE CAPITAL

    A.  Composition as of December 31, 1993

                                            REGISTERED   ISSUED AND PAID UP
                                                NIS             NIS
                                            -----------  ------------------
Common shares NIS, 0.01 par value.........      10,000           10,000
                                            -----------         -------
                                            -----------         -------

    B.  Subsequent events

           1. Pursuant to an agreement dated February 13, 1994, the Company allocated shares to a group of investors that grant 25% of the rights to control and ownership in the Company, in consideration for the NIS equivalent of U.S. five million dollars. In addition, the Company allocated shares to its parent company, Nice Systems Ltd, and to its subsidiary, Nice Software (1991) Ltd., in consideration for the NIS equivalent of US $1,450,000.

                         NICECOM LTD. (IN LIQUIDATION)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 12 -- SHARE CAPITAL (CONTINUED)
           2. The composition of share capital as of the issue date of the financial statements:

                                          REGISTERED    ISSUED AND PAID UP
                                              NIS              NIS
                                         -------------  ------------------
Common shares, NIS 0.01 par value......     20,000,000        14,201,942
                                         -------------  ------------------
                                         -------------  ------------------

           3. The Company issued 1,133,334 options to its employees. Each option may be exercised to purchase one ordinary NIS 1 par value share of the Company in consideration for payment of its par value. The options may be exercised over a four year period, conditioned upon the terms that were stipulated.

NOTE 13 -- COMMITMENTS AND CONTINGENT LIABILITIES
    The Company signed agreements with the Chief Scientist of the Ministry of Industry and Trade, according to which the Company receives Government grants for development programs. Pursuant to the terms of the grants, the Company must pay royalties to the Government of Israel of 2% of the sales of the products that result from the development program, until it has repaid a maximum of the linked amount of the grant of NIS 1,057,157 plus linkage differences (in accordance with the terms of the grant, products developed with grant funds must be produced in Israel).

NOTE 14 -- COST OF PRODUCTION

                                                                               FOR THE YEAR
                                                                              ENDED DECEMBER
                                                                                 31, 1993
                                                                             -----------------
Composition:
  Salaries and related expenses............................................         196,914
  Outside projects (includes NIS 412,683 from a company that is an
   interested party).......................................................         426,949
  Other production costs...................................................          48,802
  Depreciation.............................................................           8,573
                                                                                   --------
                                                                                    681,238
                                                                                   --------
                                                                                   --------

NOTE 15 -- RESEARCH AND DEVELOPMENT COSTS

                                                                               FOR THE YEAR
                                                                              ENDED DECEMBER
                                                                                 31, 1993
                                                                             -----------------
Composition:
  Salaries and related expenses............................................        2,653,087
  Outside projects.........................................................           26,157
  Materials................................................................          153,407
  Other development costs (includes NIS 39,000 from a company that is an
   interested party).......................................................           93,730
  Depreciation.............................................................            4,560
                                                                             -----------------
                                                                                   2,930,941
  Less -- the participation of others......................................       (1,074,900)
                                                                             -----------------
                                                                                   1,856,041
                                                                             -----------------
                                                                             -----------------

                         NICECOM LTD. (IN LIQUIDATION)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 -- GENERAL AND ADMINISTRATIVE EXPENSES
    Includes depreciation of NIS 1,409.

NOTE 17 -- CONDENSED NOMINAL FINANCIAL STATEMENTS

    A.  Balance Sheet as of December 31, 1993:

                                                                                      NIS
                                                                                  ------------
Current assets
  Cash and cash equivalents.....................................................       423,518
  Due from related parties......................................................        15,198
  Accounts receivable and income receivable.....................................       731,855
  Other receivables.............................................................       834,224
  Inventories...................................................................       143,571
                                                                                  ------------
                                                                                     2,148,366
                                                                                  ------------
Fixed assets....................................................................     1,063,683
                                                                                  ------------
                                                                                     3,212,049
                                                                                  ------------
                                                                                  ------------
Current liabilities
  Bank overdraft................................................................         1,878
  Accounts payable..............................................................       201,336
  Due to related parties........................................................        74,066
  Other payables and current liabilities........................................       683,718
                                                                                  ------------
                                                                                       960,998
                                                                                  ------------
Loan from a company that is an interested party.................................     4,725,943
                                                                                  ------------
Liability for the termination of the employee-employer relationship.............        54,597
                                                                                  ------------
Capital deficit
  Share capital.................................................................        10,000
  Accumulated loss..............................................................    (2,539,489)
                                                                                  ------------
                                                                                    (2,529,489)
                                                                                  ------------
                                                                                     3,212,049
                                                                                  ------------
                                                                                  ------------

    B.  Income Statement for the year ended December 31, 1993

                                                                                      NIS
                                                                                  ------------
Revenues from production........................................................     1,293,548
Cost of production..............................................................       660,284
                                                                                  ------------
    Gross profit................................................................       633,264
                                                                                  ------------
Expenses
  Research and development costs................................................     1,747,234
  Marketing expenses............................................................       481,358
  Administrative expenses.......................................................       826,925
                                                                                  ------------
                                                                                     3,055,517
                                                                                  ------------
Loss from operations............................................................     2,422,253
Financial expenses, net.........................................................       117,236
                                                                                  ------------
Net loss........................................................................     2,539,489
                                                                                  ------------
                                                                                  ------------